For Release: August 7, 2014
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the second quarter 2014
(All dollars are in thousands, except per share amounts, unless otherwise noted)

The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for second quarter 2014 earnings, dated August 7, 2014, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document.  Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.

The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements.  These factors include, among others, the risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 (the "2013 Annual Report"), in particular such risks and uncertainties as:

•
student loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from recently purchased securitized and unsecuritized FFELP student loans, and risks from changes in levels of student loan prepayment or default rates;

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for student loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives or legislative proposals to consolidate existing FFELP loans to the Federal Direct Loan Program or otherwise allow FFELP loans to be refinanced with Federal Direct Loan Program loans, risks related to reduced government payments to guaranty agencies to rehabilitate defaulted FFELP loans and services in support of those activities, risks related to the Company's ability to maintain or increase volumes under the Company's loan servicing contract with the Department, which accounted for 23 percent of the Company's fee-based revenue in 2013, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of FFELP and Federal Direct Loan Program loans;

•	risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; and

•
risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.

All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income
(unaudited)

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Interest income:
Loan interest	$175,466	156,896	158,063	332,362	313,602
Investment interest	1,482	1,979	1,483	3,461	3,100
Total interest income	176,948	158,875	159,546	335,823	316,702
Interest expense:
Interest on bonds and notes payable	69,235	60,004	58,127	129,239	116,485
Net interest income	107,713	98,871	101,419	206,584	200,217
Less provision for loan losses	1,500	2,500	5,000	4,000	10,000
Net interest income after provision for loan losses	106,213	96,371	96,419	202,584	190,217
Other income (expense):
Loan and guaranty servicing revenue	66,460	64,757	60,078	131,217	115,679
Tuition payment processing and campus commerce revenue	21,834	25,235	18,356	47,069	41,767
Enrollment services revenue	20,145	22,011	24,823	42,156	53,780
Other income	15,315	18,131	12,288	33,446	21,704
Gain on sale of loans and debt repurchases	18	39	7,355	57	8,762
Derivative settlements, net	(6,214)	(6,229)	(8,357)	(12,443)	(16,541)
Derivative market value and foreign currency adjustments, net	7,784	1,964	48,545	9,748	57,801
Total other income	125,342	125,908	163,088	251,250	282,952
Operating expenses:
Salaries and benefits	53,888	52,484	47,432	106,372	95,337
Cost to provide enrollment services	13,311	14,475	16,787	27,786	36,429
Depreciation and amortization	5,214	4,783	4,320	9,997	8,697
Other	40,377	35,627	34,365	76,004	69,306
Total operating expenses	112,790	107,369	102,904	220,159	209,769
Income before income taxes	118,765	114,910	156,603	233,675	263,400
Income tax expense	43,078	40,611	54,746	83,689	93,193
Net income	75,687	74,299	101,857	149,986	170,207
Net income attributable to noncontrolling interest	693	513	614	1,206	885
Net income attributable to Nelnet, Inc.	$74,994	73,786	101,243	148,780	169,322
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.61	1.59	2.17	3.20	3.63
Weighted average common shares outstanding - basic and diluted	46,529,377	46,527,917	46,626,853	46,528,651	46,642,356

Condensed Consolidated Balance Sheets
(unaudited)

	As of	As of	As of
	June 30, 2014	December 31, 2013	June 30, 2013
Assets:
Student loans receivable, net	$29,342,430	25,907,589	24,575,636
Cash, cash equivalents, and investments	233,588	255,307	245,825
Restricted cash and investments	960,039	902,699	763,909
Goodwill and intangible assets, net	171,049	123,250	124,849
Other assets	663,916	582,004	592,958
Total assets	$31,371,022	27,770,849	26,303,177
Liabilities:
Bonds and notes payable	$29,492,560	25,955,289	24,690,952
Other liabilities	298,334	371,570	292,630
Total liabilities	29,790,894	26,326,859	24,983,582
Equity:
Total Nelnet, Inc. shareholders' equity	1,579,742	1,443,662	1,319,482
Noncontrolling interest	386	328	113
Total equity	1,580,128	1,443,990	1,319,595
Total liabilities and equity	$31,371,022	27,770,849	26,303,177

Overview

The Company is an education services company focused primarily on providing fee-based processing services and quality education-related products and services in four core areas: asset management and finance, loan servicing, payment processing, and enrollment services (education planning). These products and services help students and families plan, prepare, and pay for their education and make the administrative and financial processes more efficient for schools and financial organizations. In addition, the Company earns interest income on a portfolio of federally insured student loans.

A reconciliation of the Company's GAAP net income to net income, excluding derivative market value and foreign currency adjustments, is provided below.

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
GAAP net income attributable to Nelnet, Inc.	$74,994	73,786	101,243	148,780	169,322
Derivative market value and foreign currency adjustments, net of tax	(4,826)	(1,218)	(30,098)	(6,044)	(35,837)
Net income, excluding derivative market value and foreign currency adjustments (a)	$70,168	72,568	71,145	142,736	133,485

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.61	1.59	2.17	3.20	3.63
Derivative market value and foreign currency adjustments, net of tax	(0.10)	(0.03)	(0.64)	(0.13)	(0.77)
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.51	1.56	1.53	3.07	2.86

(a)
The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations. Accordingly, the Company provides operating results excluding these items for comparability purposes.

Included in net income for the three and six month periods ended June 30, 2013 were gains on the repurchase of the Company's own asset-backed debt securities of $7.4 million ($0.10 per share after tax) and $8.7 million ($0.12 per share after tax), respectively. Excluding these gains, the increase in net income, excluding derivative market value and foreign currency adjustments, in the 2014 periods compared with the same periods in 2013 was primarily due to an increase in income from the Company's student loan portfolio, an increase in income from providing investment advisory services through a SEC registered investment advisor subsidiary, and an increase in gains from investment activities. The increase in income from the Company's student loan portfolio in 2014 compared to 2013 was due to an increase in the portfolio from recent acquisitions and a lower provision for loan losses expense recorded in 2014 compared to 2013.

The Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of June 30, 2014, the Company had a $29.3 billion student loan portfolio that will amortize over the next approximately 25 years. The Company actively seeks to acquire additional FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow.

In addition, the Company earns fee-based revenue through the following reportable operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

•	Enrollment Services - commonly called Nelnet Enrollment Solutions ("NES")

The information below provides the operating results for each reportable operating segment for the three and six months ended June 30, 2014 and 2013 (dollars in millions).

(a)
Revenue includes intersegment revenue of $13.8 million and $13.9 million for the three months ended June 30, 2014 and 2013, respectively, and $28.0 million and $28.9 million for the six months ended June 30, 2014 and 2013, respectively, earned by LGS as a result of servicing loans for AGM.

(b)
Total revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments, which was income of $8.8 million and $43.1 million for the three months ended June 30, 2014 and 2013, respectively, and income of $12.3 million and $48.4 million for the six months ended June 30, 2014 and 2013, respectively. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax, which was income of $5.5 million and $26.7 million for the three months ended June 30, 2014 and 2013, respectively, and income of $7.6 million and $30.0 million for the six months ended June 30, 2014 and 2013, respectively.

(c)	Computed as income before income taxes divided by total revenue.

Student Loan and Guaranty Servicing

•	As of June 30, 2014, the Company was servicing $150.0 billion in FFELP, private, and government owned student loans, as compared with $116.8 billion of loans as of June 30, 2013.

•
Revenue increased in the three and six months ended June 30, 2014 compared to the same periods in 2013 due to growth in servicing volume under the Company's contract with the Department, offset partially by a decrease in traditional FFELP servicing revenue. Revenue from the Department servicing contract increased to $31.0 million and $60.9 million for the three and six months ended June 30, 2014, respectively, compared to $22.1 million and $42.5 million, respectively, for the same periods in 2013. As of June 30, 2014, the Company was servicing $123.2 billion of loans for 5.5 million borrowers under this contract.

•
The servicing contract with the Department was originally scheduled to expire in June 2014, with a five-year extension at the option of the Department.   Effective as of June 17, 2014, the Department exercised its optional ordering period to extend the servicing contract for an additional five years through June 16, 2019.  The Company expects the performance metrics to determine loan servicing volume allocation each servicer will receive and the amount servicers may be paid per borrower will change during the extended period of the contract.

•
Before tax operating margin was 26.6% and 30.8% for the three months ended June 30, 2014 and 2013, respectively, and 27.5% and 28.9% for the six months ended June 30, 2014 and 2013, respectively. Operating margin in this segment will continue to decrease as the volume of loans serviced under the Department servicing contract increases as a percentage of overall volume serviced.

•
Recent federal budget provisions that became effective July 1, 2014 reduced payments by the Department to guaranty agencies for assisting student loan borrowers with the rehabilitation of defaulted loans under FFELP. Rehabilitation collection revenue recognized by the Company was $17.3 million and $13.6 million for the three months ended June 30, 2014 and 2013, respectively, and $30.7 million and $25.7 million for the six months ended June 30, 2014 and 2013, respectively. The Company anticipates this revenue will be negatively impacted as a result of these federal budget provisions.

Tuition Payment Processing and Campus Commerce

•
On June 3, 2014, the Company purchased 100 percent of the ownership interests of RenWeb for total consideration of $46.3 million (of which $2.3 million represents the estimated fair value of contingent consideration). RenWeb provides school information systems for private and faith-based schools that currently help over 3,000 schools automate administrative processes such as admissions, scheduling, student billing, attendance, and grade book management. The Company currently offers tuition management and financial needs assessment services to over 6,500 schools. The combination of RenWeb’s school administration software and the Company’s tuition management and financial needs assessment services are expected to significantly increase the value of the Company’s offerings, allowing the Company to deliver a comprehensive suite of solutions to over 8,500 school customers in this area. The results of operations of RenWeb are reported in the Company's consolidated financial statements from the date of acquisition. RenWeb's revenue for the twelve months ended December 31, 2013 was $14 million.

•
In addition to the acquisition of RenWeb, revenue increased in the three and six months ended June 30, 2014 compared to the same periods in 2013 due to increases in the number of managed tuition payment plans, campus commerce customer transaction volume, and new school customers.

•
Excluding the amortization of intangibles, before tax operating margin was 24.1% for both the three months ended June 30, 2014 and 2013 and 32.7% and 33.9% for the six months ended June 30, 2014 and 2013, respectively.

•
This segment is subject to seasonal fluctuations. Based on the timing of when revenue is recognized and when expenses are incurred, revenue and operating margin are higher in the first quarter as compared to the remainder of the year.

Enrollment Services

•
Revenue decreased in the three and six months ended June 30, 2014 compared to the same periods in 2013 due to a decrease in inquiry management and generation revenue as a result of the regulatory uncertainty regarding recruiting and marketing to potential students in the for-profit college industry, which has caused schools to decrease spending on marketing efforts.

•	The Company continues to focus on improving the profitability of this segment by reducing operating expenses in reaction to the ongoing decline in revenue and gross margin.

•
Due to the on-going decrease in school spending on marketing efforts, effective August 29, 2014, the Company will stop providing inquiry generation services. The initial and on-going impact to net income as a result of shutting down the inquiry generation services portion of this segment is expected to be immaterial.

Asset Generation and Management

•
The Company acquired $5.2 billion of student loans during the first six months of 2014, of which $4.8 billion were purchased in the second quarter. The average loan portfolio balance for the three months ended June 30, 2014 and 2013 was $28.2 billion and $24.8 billion, respectively.

•	Forecasted future cash flows from the Company's FFELP student loan portfolio financed in asset-backed securitization transactions are estimated to be approximately $2.39 billion as of June 30, 2014.

•
Core student loan spread was 1.46% for the three months ended June 30, 2014, compared to 1.44% for the three months ended March 31, 2014 and 1.52% for the three months ended June 30, 2013. The year over year decrease in student loan spread was the result of recent consolidation loan acquisitions, which have lower margins but longer terms. The increase in student loan spread for the three months ended June 30, 2014 compared to the three months ended March 31, 2014, was due to an increase in fixed rate floor income. Due to recent loan acquisitions, the Company is earning fixed rate floor income on a larger portfolio.

•
Due to historically low interest rates, the Company continues to earn significant fixed rate floor income. During the three months ended June 30, 2014 and 2013, the Company earned $43.6 million and $36.1 million, respectively, of fixed rate floor income (net of $7.0 million and $8.5 million of derivative settlements, respectively, used to hedge such loans). As of June 30, 2014, the Company was earning fixed rate floor income on $13.0 billion of student loans.

•
The provision for loan losses on the Company’s federally insured loans was $2.0 million and $5.0 million for the three months ended June 30, 2014 and 2013, respectively, and $5.0 million and $11.0 million for the six months ended June 30, 2014 and 2013, respectively.   As the Company’s overall student loan portfolio continues to season with the length of time that loans are in active repayment, credit performance continues to improve.

Corporate Activities

•
Whitetail Rock Capital Management, LLC ("WRCM"), the Company's SEC-registered investment advisory subsidiary, recognized investment advisory revenue of $7.0 million and $6.3 million for the three months ended June 30, 2014 and 2013, respectively, and $12.2 million and $9.2 million for the six months ended June 30, 2014 and 2013, respectively. WRCM earns annual fees of up to 25 basis points on the outstanding balance of investments and up to 50 percent of the gains from the sale of securities for which it provides advisory services. Due to improvements in the capital markets, the opportunities to earn performance fees on the sale of securities are becoming more limited. As of June 30, 2014, WRCM was managing an investment portfolio of $814.4 million for third-party entities.

•
The Company had $2.1 million in gains on investments during the three months ended June 30, 2014, compared to a net loss of $0.2 million for the same period in 2013. The Company had gains on investments of $9.3 million and $1.0 million during the six months ended June 30, 2014 and 2013, respectively.

•
The Company’s effective tax rate was 36.5% and 35.1% in the three months ended June 30, 2014 and 2013, respectively, and 36.0% and 35.5% in the six months ended June 30, 2014 and 2013, respectively.   The lower effective tax rates in 2013 were due to the resolution of certain tax positions which lowered income tax expense.

Liquidity and Capital Resources

•	As of June 30, 2014, the Company had cash and investments of $233.6 million.

•	For the six months ended June 30, 2014, the Company generated $156.5 million in net cash provided by operating activities.

•
On June 30, 2014, the Company’s unsecured line of credit was amended to increase the line of credit from $275.0 million to $350.0 million and extend the maturity date from March 28, 2018 to June 30, 2019.  As of June 30, 2014, $65.0 million was outstanding on the line of credit and $285.0 million was available for future use.

•	During the three months ended June 30, 2014, the Company repurchased a total of 209,940 shares of Class A common stock for $8.4 million ($40.18 per share).

•
The Company intends to use its liquidity position to capitalize on market opportunities, including FFELP student loan acquisitions; strategic acquisitions and investments in its core business areas of loan financing, loan servicing, payment processing, and enrollment services; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions.

Operating Segments

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing, Tuition Payment Processing and Campus Commerce, and Enrollment Services operating segments. In addition, the Company earns interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1 of the notes to consolidated financial statements included in the 2013 Annual Report for a description of each operating segment, including the primary products and services offered.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. generally accepted accounting principles.

Intersegment revenues are charged by a segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Income taxes are allocated based on 38% of income (loss) before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate Activity and Overhead.

Corporate Activity and Overhead

Corporate Activity and Overhead includes the following items:

•	The operating results of WRCM, the Company's SEC-registered investment advisory subsidiary

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•	Other product and service offerings that are not considered operating segments

Corporate Activities and Overhead also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Segment Results of Operations

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended June 30, 2014
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$9	3	—	12	175,562	2,036	(662)	176,948
Interest expense	—	—	—	—	67,936	1,961	(662)	69,235
Net interest income	9	3	—	12	107,626	75	—	107,713
Less provision for loan losses	—	—	—	—	1,500	—	—	1,500
Net interest income after provision for loan losses	9	3	—	12	106,126	75	—	106,213
Other income (expense):
Loan and guaranty servicing revenue	66,460	—	—	66,460	—	—	—	66,460
Intersegment servicing revenue	13,800	—	—	13,800	—	—	(13,800)	—
Tuition payment processing and campus commerce revenue	—	21,834	—	21,834	—	—	—	21,834
Enrollment services revenue	—	—	20,145	20,145	—	—	—	20,145
Other income	—	—	—	—	4,496	10,819	—	15,315
Gain on sale of loans and debt repurchases	—	—	—	—	18	—	—	18
Derivative market value and foreign currency adjustments, net	—	—	—	—	8,848	(1,064)	—	7,784
Derivative settlements, net	—	—	—	—	(5,958)	(256)	—	(6,214)
Total other income (expense)	80,260	21,834	20,145	122,239	7,404	9,499	(13,800)	125,342
Operating expenses:
Salaries and benefits	33,093	11,112	4,132	48,337	570	4,981	—	53,888
Cost to provide enrollment services	—	—	13,311	13,311	—	—	—	13,311
Depreciation and amortization	2,819	1,845	41	4,705	—	509	—	5,214
Other	19,815	2,956	1,844	24,615	8,845	6,917	—	40,377
Intersegment expenses, net	1,124	1,404	944	3,472	13,968	(3,640)	(13,800)	—
Total operating expenses	56,851	17,317	20,272	94,440	23,383	8,767	(13,800)	112,790
Income before income taxes and corporate overhead allocation	23,418	4,520	(127)	27,811	90,147	807	—	118,765
Corporate overhead allocation	(2,060)	(687)	(687)	(3,434)	(1,249)	4,683	—	—
Income before income taxes	21,358	3,833	(814)	24,377	88,898	5,490	—	118,765
Income tax expense	(8,116)	(1,456)	309	(9,263)	(33,781)	(34)	—	(43,078)
Net income	13,242	2,377	(505)	15,114	55,117	5,456	—	75,687
Net income attributable to noncontrolling interest	—	—	—	—	—	693	—	693
Net income attributable to Nelnet, Inc.	$13,242	2,377	(505)	15,114	55,117	4,763	—	74,994

	Three months ended March 31, 2014
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$11	—	—	11	157,003	2,658	(797)	158,875
Interest expense	—	—	—	—	59,476	1,325	(797)	60,004
Net interest income	11	—	—	11	97,527	1,333	—	98,871
Less provision for loan losses	—	—	—	—	2,500	—	—	2,500
Net interest income after provision for loan losses	11	—	—	11	95,027	1,333	—	96,371
Other income (expense):
Loan and guaranty servicing revenue	64,757	—	—	64,757	—	—	—	64,757
Intersegment servicing revenue	14,221	—	—	14,221	—	—	(14,221)	—
Tuition payment processing and campus commerce revenue	—	25,235	—	25,235	—	—	—	25,235
Enrollment services revenue	—	—	22,011	22,011	—	—	—	22,011
Other income	—	—	—	—	4,164	13,967	—	18,131
Gain on sale of loans and debt repurchases	—	—	—	—	39	—	—	39
Derivative market value and foreign currency adjustments	—	—	—	—	3,477	(1,513)	—	1,964
Derivative settlements, net	—	—	—	—	(5,977)	(252)	—	(6,229)
Total other income (expense)	78,978	25,235	22,011	126,224	1,703	12,202	(14,221)	125,908
Operating expenses:
Salaries and benefits	32,307	10,027	4,380	46,714	609	5,161	—	52,484
Cost to provide enrollment services	—	—	14,475	14,475	—	—	—	14,475
Depreciation and amortization	2,789	1,428	47	4,264	—	519	—	4,783
Other	18,452	2,647	1,449	22,548	7,146	5,933	—	35,627
Intersegment expenses, net	1,083	1,420	1,006	3,509	14,371	(3,659)	(14,221)	—
Total operating expenses	54,631	15,522	21,357	91,510	22,126	7,954	(14,221)	107,369
Income before income taxes and corporate overhead allocation	24,358	9,713	654	34,725	74,604	5,581	—	114,910
Corporate overhead allocation	(1,860)	(620)	(620)	(3,100)	(1,329)	4,429	—	—
Income before income taxes	22,498	9,093	34	31,625	73,275	10,010	—	114,910
Income tax expense	(8,549)	(3,455)	(13)	(12,017)	(27,844)	(750)	—	(40,611)
Net income	13,949	5,638	21	19,608	45,431	9,260	—	74,299
Net income attributable to noncontrolling interest	—	—	—	—	—	513	—	513
Net income attributable to Nelnet, Inc.	$13,949	5,638	21	19,608	45,431	8,747	—	73,786

	Three months ended June 30, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$9	—	—	9	158,175	2,196	(834)	159,546
Interest expense	—	—	—	—	56,920	2,041	(834)	58,127
Net interest income	9	—	—	9	101,255	155	—	101,419
Less provision for loan losses	—	—	—	—	5,000	—	—	5,000
Net interest income after provision for loan losses	9	—	—	9	96,255	155	—	96,419
Other income (expense):
Loan and guaranty servicing revenue	60,078	—	—	60,078	—	—	—	60,078
Intersegment servicing revenue	13,903	—	—	13,903	—	—	(13,903)	—
Tuition payment processing and campus commerce revenue	—	18,356	—	18,356	—	—	—	18,356
Enrollment services revenue	—	—	24,823	24,823	—	—	—	24,823
Other income	—	—	—	—	3,030	9,258	—	12,288
Gain on sale of loans and debt repurchases	—	—	—	—	7,355	—	—	7,355
Derivative market value and foreign currency adjustments, net	—	—	—	—	43,096	5,449	—	48,545
Derivative settlements, net	—	—	—	—	(7,845)	(512)	—	(8,357)
Total other income (expense)	73,981	18,356	24,823	117,160	45,636	14,195	(13,903)	163,088
Operating expenses:
Salaries and benefits	28,091	9,427	4,809	42,327	592	4,513	—	47,432
Cost to provide enrollment services	—	—	16,787	16,787	—	—	—	16,787
Depreciation and amortization	2,731	1,132	61	3,924	—	396	—	4,320
Other	18,031	2,192	1,243	21,466	7,923	4,976	—	34,365
Intersegment expenses, net	851	1,494	1,130	3,475	14,108	(3,680)	(13,903)	—
Total operating expenses	49,704	14,245	24,030	87,979	22,623	6,205	(13,903)	102,904
Income before income taxes and corporate overhead allocation	24,286	4,111	793	29,190	119,268	8,145	—	156,603
Corporate overhead allocation	(1,513)	(504)	(504)	(2,521)	(1,081)	3,602	—	—
Income before income taxes	22,773	3,607	289	26,669	118,187	11,747	—	156,603
Income tax expense	(8,655)	(1,370)	(109)	(10,134)	(44,911)	299	—	(54,746)
Net income	14,118	2,237	180	16,535	73,276	12,046	—	101,857
Net income attributable to noncontrolling interest	—	—	—	—	—	614	—	614
Net income attributable to Nelnet, Inc.	$14,118	2,237	180	16,535	73,276	11,432	—	101,243

	Six months ended June 30, 2014
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$20	3	—	23	332,565	4,694	(1,459)	335,823
Interest expense	—	—	—	—	127,412	3,286	(1,459)	129,239
Net interest income	20	3	—	23	205,153	1,408	—	206,584
Less provision for loan losses	—	—	—	—	4,000	—	—	4,000
Net interest income after provision for loan losses	20	3	—	23	201,153	1,408	—	202,584
Other income:
Loan and guaranty servicing revenue	131,217	—	—	131,217	—	—	—	131,217
Intersegment servicing revenue	28,021	—	—	28,021	—	—	(28,021)	—
Tuition payment processing and campus commerce revenue	—	47,069	—	47,069	—	—	—	47,069
Enrollment services revenue	—	—	42,156	42,156	—	—	—	42,156
Other income	—	—	—	—	8,660	24,786	—	33,446
Gain on sale of loans and debt repurchases	—	—	—	—	57	—	—	57
Derivative market value and foreign currency adjustments, net	—	—	—	—	12,325	(2,577)	—	9,748
Derivative settlements, net	—	—	—	—	(11,935)	(508)	—	(12,443)
Total other income	159,238	47,069	42,156	248,463	9,107	21,701	(28,021)	251,250
Operating expenses:
Salaries and benefits	65,400	21,139	8,512	95,051	1,179	10,142	—	106,372
Cost to provide enrollment services	—	—	27,786	27,786	—	—	—	27,786
Depreciation and amortization	5,608	3,273	88	8,969	—	1,028	—	9,997
Other	38,267	5,603	3,293	47,163	15,991	12,850	—	76,004
Intersegment expenses, net	2,207	2,824	1,950	6,981	28,339	(7,299)	(28,021)	—
Total operating expenses	111,482	32,839	41,629	185,950	45,509	16,721	(28,021)	220,159
Income before income taxes and corporate overhead allocation	47,776	14,233	527	62,536	164,751	6,388	—	233,675
Corporate overhead allocation	(3,920)	(1,307)	(1,307)	(6,534)	(2,578)	9,112	—	—
Income before income taxes	43,856	12,926	(780)	56,002	162,173	15,500	—	233,675
Income tax (expense) benefit	(16,665)	(4,911)	296	(21,280)	(61,625)	(784)	—	(83,689)
Net income	27,191	8,015	(484)	34,722	100,548	14,716	—	149,986
Net income attributable to noncontrolling interest	—	—	—	—	—	1,206	—	1,206
Net income attributable to Nelnet, Inc.	$27,191	8,015	(484)	34,722	100,548	13,510	—	148,780

	Six months ended June 30, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$19	—	—	19	313,829	4,507	(1,653)	316,702
Interest expense	—	—	—	—	114,402	3,736	(1,653)	116,485
Net interest income	19	—	—	19	199,427	771	—	200,217
Less provision for loan losses	—	—	—	—	10,000	—	—	10,000
Net interest income after provision for loan losses	19	—	—	19	189,427	771	—	190,217
Other income:
Loan and guaranty servicing revenue	115,679	—	—	115,679	—	—	—	115,679
Intersegment servicing revenue	28,856	—	—	28,856	—	—	(28,856)	—
Tuition payment processing and campus commerce revenue	—	41,767	—	41,767	—	—	—	41,767
Enrollment services revenue	—	—	53,780	53,780	—	—	—	53,780
Other income	—	—	—	—	7,226	14,478	—	21,704
Gain on sale of loans and debt repurchases	—	—	—	—	8,762	—	—	8,762
Derivative market value and foreign currency adjustments, net	—	—	—	—	48,371	9,430	—	57,801
Derivative settlements, net	—	—	—	—	(15,384)	(1,157)	—	(16,541)
Total other income	144,535	41,767	53,780	240,082	48,975	22,751	(28,856)	282,952
Operating expenses:
Salaries and benefits	56,535	18,786	10,576	85,897	1,154	8,286	—	95,337
Cost to provide enrollment services	—	—	36,429	36,429	—	—	—	36,429
Depreciation and amortization	5,520	2,270	122	7,912	—	785	—	8,697
Other	36,421	4,479	2,894	43,794	15,436	10,076	—	69,306
Intersegment expenses, net	1,786	2,919	2,279	6,984	29,250	(7,378)	(28,856)	—
Total operating expenses	100,262	28,454	52,300	181,016	45,840	11,769	(28,856)	209,769
Income before income taxes and corporate overhead allocation	44,292	13,313	1,480	59,085	192,562	11,753	—	263,400
Corporate overhead allocation	(2,510)	(836)	(836)	(4,182)	(1,793)	5,975	—	—
Income before income taxes	41,782	12,477	644	54,903	190,769	17,728	—	263,400
Income tax (expense) benefit	(15,878)	(4,741)	(244)	(20,863)	(72,492)	162	—	(93,193)
Net income	25,904	7,736	400	34,040	118,277	17,890	—	170,207
Net income attributable to noncontrolling interest	—	—	—	—	—	885	—	885
Net income attributable to Nelnet, Inc.	$25,904	7,736	400	34,040	118,277	17,005	—	169,322

Net Interest Income, Net of Settlements on Derivatives

The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative settlements for each applicable period should be evaluated with the Company's net interest income.

The following table summarizes the components of “net interest income” and “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Variable student loan interest margin, net of settlements on derivatives	$58,627	54,396	58,076	113,023	113,697
Fixed rate floor income, net of settlements on derivatives	43,607	37,844	36,056	81,451	71,772
Investment interest	1,482	1,979	1,483	3,461	3,100
Non-portfolio related derivative settlements	(256)	(252)	(512)	(508)	(1,157)
Corporate debt interest expense	(1,961)	(1,325)	(2,041)	(3,286)	(3,736)
Net interest income (net of settlements on derivatives)	$101,499	92,642	93,062	194,141	183,676

Student Loan Servicing Volumes (dollars in millions)

Company owned	$23,727	$22,650	$21,237	$20,820	$20,629	$20,715	$21,397	$21,192	$21,110
% of total	38.6%	29.8%	21.8%	18.5%	17.7%	15.3%	15.5%	14.3%	14.1%
Number of servicing borrowers:
Government servicing:	2,804,502	3,036,534	3,892,929	4,261,637	4,396,341	5,145,901	5,305,498	5,438,933	5,465,395
FFELP servicing:	1,912,748	1,799,484	1,626,146	1,586,312	1,529,203	1,507,452	1,462,122	1,426,435	1,390,541
Private servicing:	155,947	164,554	173,948	170,224	173,588	178,935	195,580	191,606	186,863
Total:	4,873,197	5,000,572	5,693,023	6,018,173	6,099,132	6,832,288	6,963,200	7,056,974	7,042,799

Number of remote hosted borrowers:	545,456	9,566,296	6,912,204	5,001,695	3,218,896	1,986,866	1,915,203	1,796,287	1,735,594

Other Income

The following table summarizes the components of "other income" included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Borrower late fee income	$3,557	3,673	3,233	7,244	6,738
Investment advisory fees	7,008	5,220	6,334	12,228	9,164
Realized and unrealized gains/(losses) on investments, net	2,081	7,210	(158)	9,291	996
Other	2,669	2,028	2,879	4,683	4,806
Other income	$15,315	18,131	12,288	33,446	21,704

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
1:3 basis swaps	$858	881	782	1,739	1,692
Interest rate swaps - floor income hedges	(6,974)	(6,950)	(8,534)	(13,924)	(16,839)
Interest rate swaps - hybrid debt hedges	(256)	(252)	(512)	(508)	(1,157)
Cross-currency interest rate swaps	158	92	(93)	250	(237)
Total settlements - expense	$(6,214)	(6,229)	(8,357)	(12,443)	(16,541)

Derivative Market Value and Foreign Currency Adjustments

"Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Change in fair value of derivatives - income (expense)	$5,033	2,916	63,236	7,950	43,729
Foreign currency transaction adjustment - income (expense)	2,751	(952)	(14,691)	1,798	14,072
Derivative market value and foreign currency adjustments - income (expense)	$7,784	1,964	48,545	9,748	57,801

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of	As of	As of
	June 30, 2014	December 31, 2013	June 30, 2013
Federally insured loans
Stafford and other	$6,479,493	6,686,626	7,010,404
Consolidation	23,032,622	19,363,577	17,678,330
Total	29,512,115	26,050,203	24,688,734
Non-federally insured loans	67,670	71,103	29,634
	29,579,785	26,121,306	24,718,368
Loan discount, net of unamortized loan premiums and deferred origination costs	(184,888)	(158,595)	(91,121)
Allowance for loan losses – federally insured loans	(40,921)	(43,440)	(39,848)
Allowance for loan losses – non-federally insured loans	(11,546)	(11,682)	(11,763)
	$29,342,430	25,907,589	24,575,636

Loan Activity

The following table sets forth the activity of loans:

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Beginning balance	$25,814,195	25,030,597	26,121,306	24,995,880
Loan acquisitions	4,800,640	403,018	5,187,898	1,146,784
Repayments, claims, capitalized interest, participations, and other	(825,365)	(592,099)	(1,374,070)	(1,146,349)
Consolidation loans lost to external parties	(209,679)	(123,145)	(355,343)	(266,296)
Loans sold	(6)	(3)	(6)	(11,651)
Ending balance	$29,579,785	24,718,368	29,579,785	24,718,368

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Variable student loan yield, gross	2.54%	2.50%	2.58%	2.52%	2.57%
Consolidation rebate fees	(0.82)	(0.80)	(0.77)	(0.81)	(0.77)
Discount accretion, net of premium and deferred origination costs amortization	0.06	0.05	0.03	0.06	0.03
Variable student loan yield, net	1.78	1.75	1.84	1.77	1.83
Student loan cost of funds - interest expense	(0.95)	(0.92)	(0.91)	(0.94)	(0.91)
Student loan cost of funds - derivative settlements	0.01	0.02	0.01	0.01	0.01
Variable student loan spread	0.84	0.85	0.94	0.84	0.93
Fixed rate floor income, net of settlements on derivatives	0.62	0.59	0.58	0.61	0.58
Core student loan spread	1.46%	1.44%	1.52%	1.45%	1.51%

Average balance of student loans	$28,163,626	25,915,053	24,798,537	27,039,339	24,789,981
Average balance of debt outstanding	28,229,140	25,826,656	24,832,555	27,034,535	24,828,001

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
The interest earned on a large portion of the Company's FFELP student loan assets is indexed to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR rate by quarter.

Variable student loan spread decreased during the three and six months ended June 30, 2014 as a result of recent acquisitions of consolidation loans, which have lower margins but longer terms.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income.  A summary of fixed rate floor income and its contribution to core student loan spread follows:

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Fixed rate floor income, gross	$50,581	44,794	44,590	95,375	88,611
Derivative settlements (a)	(6,974)	(6,950)	(8,534)	(13,924)	(16,839)
Fixed rate floor income, net	$43,607	37,844	36,056	81,451	71,772
Fixed rate floor income contribution to spread, net	0.62%	0.59%	0.58%	0.61%	0.58%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s student loan assets that are earning fixed rate floor income as of June 30, 2014:

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance

< 3.0%	2.87%	0.23%	$1,867,914
3.0 - 3.49%	3.20%	0.56%	2,424,505
3.5 - 3.99%	3.65%	1.01%	2,303,132
4.0 - 4.49%	4.20%	1.56%	1,755,038
4.5 - 4.99%	4.72%	2.08%	1,083,052
5.0 - 5.49%	5.22%	2.58%	691,949
5.5 - 5.99%	5.67%	3.03%	410,536
6.0 - 6.49%	6.18%	3.54%	463,625
6.5 - 6.99%	6.71%	4.07%	448,223
7.0 - 7.49%	7.17%	4.53%	197,403
7.5 - 7.99%	7.71%	5.07%	322,499
8.0 - 8.99%	8.17%	5.53%	726,538
> 9.0%	9.04%	6.40%	295,305
			$12,989,719

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of June 30, 2014, the weighted average estimated variable conversion rate was 1.85% and the short-term interest rate was 15 basis points.

The following table summarizes the outstanding derivative instruments as of June 30, 2014 used by the Company to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2014	$1,250,000	0.67%
2015	1,100,000	0.89
2016	750,000	0.85
2017	1,250,000	0.86
	$4,350,000	0.81%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.